Exhibit 10.1

MANNATECH, INCORPORATED

1997 AMENDED AND RESTATED STOCK OPTION PLAN

Effective August 7, 2003

1. Purpose of Plan. The purpose of this 1997 Stock Option Plan (the “Plan”) is to provide additional incentive to officers, all other employees, and non-employee directors and consultants of Mannatech, Incorporated, a Texas corporation (the “Company”), and each present or future parent or subsidiary corporation, by encouraging them to invest in shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company’s continued success and progress.

2. Aggregate Number of Shares. Two Million (2,000,000) shares of the Company’s Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (defined in Section 4(a)), deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which, may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Furthermore,, in the event any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or ail of the option holder’s rights under this Plan such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances. Reacquired shares of the Company’s Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock of the Company subject to options which have terminated unexercised, either hi whole or in part, shall be available for future options granted under this Plan.

3. Class of Persons Eligible to Receive Options. Subject to the provisions of Section 4(b) hereof, all officers and employees and consultants of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under this Plan. All non-employee directors of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Committee, in its sole discretion, except as otherwise specified in Section 4 hereof. No individual may receive options under this Plan during any calendar year for more than [500,000] shares of the Company’s Common Stock.

4. Administration of Plan.

(a) Prior to the registration of the Company’s Common Stock under Section 12 of the Securities Exchange Act of 1933, as amended (the “Exchange Act”), this Plan shall be administered by the Company’s Board of Directors and, after such registration, by a Compensation Committee (“Committee”) appointed by the Company’s Board of Directors. The Committee shall consist of a minimum of two and a maximum of [three] members of the Board of Directors, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b3 (b)(3) under the Exchange Act and an “outside director” within the meaning of the regulations adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or any future corresponding rules, except that the failure of the Committee for any reason to be composed solely of Non-Employee Directors shall not prevent an option from being considered granted under this Plan. The Committee shall, in addition to its other authority and subject to the provisions of the Plan, determine, whether a bona fide leave of absence shall be deemed to continue, to the extent that applicable law does not require that it be deemed to continue; which individuals shall in fact be granted an option or options; whether the option-shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a)); the number of shares to be subject to each of the options; the time or times at which the options shall be granted; the rate of option exercisability (vesting schedule); subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option; and whether the Company shall have any right, at any time prior to a public offering of the Common Stock, to repurchase from an optionee any shares of Common Stock acquired on the exercise of an option granted under this Plan and, if so, the purchase price (or the process or formula to be employed in order to determine such price), -together with the procedure to govern the manner of the Company’s exercise, the transfer of the shares and the Company’s payment therefore. The term “Committee”, as used in this Plan and the options granted hereunder, refers to the Board of Directors prior to the registration of the Company’s Common Stock under Section 12 of the Securities Exchange Act of 1933 and, after such registration, to the Committee; prior to such registration, the Board of Directors may consist of only one director. The Committee, as administrator of the Plan, shall have the authority to administer and interpret the option agreement.

(b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to a Committee or the Board of Directors, or for the acts or omissions of any other members of a Committee or the Board of Directors. Subject to the numerical Bmitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

5. Incentive Stock Options and Non-Qualified Stock Options.

(a) Options issued pursuant to this Plan may be either Incentive Stock options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Committee. An “Incentive Stock Option” is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, and a “Non-Qualified Stock Option” is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non- Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for options issued under this Plan shall be equal at least to the fair market value (as defined below) of the Company’s Common Stock on the date of the grant of the option. The fair market value of the Company’s Common Stock on any particular date shall mean the last reported sale price of a share of the Company’s Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the Nasdaq National Market System, Nasdaq Small Cap or Nasdaq “Bulletin Board,” on such date; or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the Nasdaq National Market System or Nasdaq Small Cap or Nasdaq “Bulletin Board,” or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined in good faith by the Committee to equal the fair market value per share of the Common Stock.

(b) An option may be exercised in whole or in part prior to its expiration at the time or times specified in the vesting schedule contained in the stock option agreement. An option shall be deemed to be exercised, in whole or in part, when written notice of such exercise has been given to the Chief Financial Officer of the Company prior to its expiration, in accordance with the terms of the option, by the person entitled to exercise the option, and full payment (including any applicable tax withholding amounts) for the Shares with respect to which the option is exercised has been received by the Company. Each option shall terminate and is not exercisable after 5:00 p.m. on the day immediately preceding the ten (10) year anniversary of the date of its grant, except if terminated earlier as provided in the stock option agreement.

(c) Each grant of options will be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve. Any such agreement may provide for the acceleration of any vesting period for exercise of an option in the event of a change in control of the Company or other similar transaction or event.

(d) Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option intended to be an “Incentive Stock Option” does not qualify as an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option.

(e) The term of each option shall be ten (10) years from the date of the grant thereof or such shorter term as may be provided in the option agreement. However, in the case of an option granted to an optionee who, at the time the option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the option shall be five (5) years from the date of the grant thereof or such shorter time as may be provided in the option agreement. Further, the per share exercise price on an option granted to an optionee who, at the time the option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary shall be no less than 110% of the fair market value per share on the date of the grant.”

(f) In the event of any recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee deems in its sole discretion to be a similar transaction or circumstance, where the Company is not the surviving entity, if this option is cancelled without substitution of a successor option or payment of alternative consideration that the Committee determines in good faith to be equitable under the circumstances, optionee shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such transaction or ten days after the Committee provides notice of cancellation, to exercise this option in whole or in part without regard to any installment exercise provisions in the option agreement.”

(g) Service shall be deemed to continue while Employee is on a bona fide leave of absence, to the extent required by applicable law. To the extent applicable law does not require such a leave to be deemed to continue while on a bona fide leave of absence, such bona fide leave of absence shall be deemed to continue if, and only if, expressly provided in writing by the Committee or a duly authorized officer of the Company, parent or subsidiary for whom Employee provides services.

Outstanding options that are not exercisable at the time of termination of service for any reason shall expire at the close of business on the date of such termination.

(h) An option may be exercised, in whole or in part, to the extent exercisable, by giving written notice prior to its expiration to the Chief Financial Officer of the Company in the form specified by the Committee, accompanied by payment of the option price. In addition to the option price the optionee will be required to include payment of all federal, state, local or other income excise or employment taxes subject to withholding (if any) by the Company, a parent or subsidiary as a result of the exercise of this option (collectively, the “Exercise Price”) for the total number of shares specified for purchase. The Exercise Price payment shall be payable in full by cash or check. Alternatively, in the sole discretion of the Committee and upon such terms as the Committee shall approve, the option may provide that the Exercise Price may be paid by:

(i) Cashless Exercise. During any period for which the shares are publicly traded (i.e., the shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the shares are quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option (“Cashless Exercise”); provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, a parent or subsidiary in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited;

(i) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Company at the closing fair market value price per share of the Company’s Common Stock on the date of exercise of such certificates to the Company, accompanied by an assignment of the stock to the Company, provided that such shares have been held and owned by the optionee for at least six (6) prior months; or

(ii) (unless prohibited by the Committee) any combination of cash and Common Stock of the Company valued and subject to the restrictions as provided in clause (2). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

(a) Under Section 422(d) of the Code, to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by the undersigned during any calendar year (under all incentive stock option plans of the Company, a parent or subsidiaries) exceeds $100,000.00, such options shall be treated as options which are not incentive stock options, but shall be exercisable by their terms. Where more than one option that has been designated as an incentive stock option, the determination of which options are to be treated as incentive stock options shall be based on the order in which such options were granted. If the $100,000 annual limitation is first exceeded as the result of the option covered by this agreement, upon each exercise of this option, that fraction of shares of Common Stock covered by such exercise, equal to (i) the amount by which the grant of this option causes the $100,000 annual limitation to be exceeded, divided by (ii) the aggregate fair market value of this option, determined as provided above, shall be treated as shares acquired upon exercise of options which are not incentive stock options, and the balance shall be treated as shares acquired upon exercise of an incentive stock option.

(j) Prior to the time of issuance, the Company shall satisfy its employment tax and other tax withholding obligations by requiring the optionee to pay the amount of withholding tax, if any, that must be paid under federal, state, and local law due to the exercise of the option, subject to such restrictions or procedures as the Company deems necessary to satisfy Rule 16b-3 of the Exchange Act. The payment of such withholding tax may be by certified or official bank check or by the delivery of a number of shares of Common Stock that have been held for at least six months (plus cash if necessary) having a fair market value equal to the Company’s minimum required statutory tax withholding.

6. Amendment, Supplement, Suspension and Termination. Options shall not be granted pursuant to this Plan after the expiration of ten (10) years from the date the Plan is adopted by the Board of Directors of the Company. The Board of Directors reserves the right at any time, and from time to time, to amend or supplement this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted tinder the Plan prior to the actual date on which such action occurred. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

7. Effectiveness of Plan.

(a) This Plan shall become effective on the date of its adoption by the Company’s Board of Directors, subject however to approval by the holders of the Company’s Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

(b) Notwithstanding subsection (a) of this Section and any provision of Section 6 to the contrary, any agreement by the terms of which the Company is bound to the purchaser of any security of the Company to obtain such purchaser’s approval of a Company employee stock option plan extends to this Plan and, for so long as such agreement terms remain in force and effect, shall be construed to extend also to any proposed amendment or supplement to this Plan or suspension or termination thereof pursuant to Section 6, and no such proposed action shall be effective as of any otherwise applicable effective date unless such approval shall have been obtained.

8. General Conditions.

(a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation to terminate his employment in any way.

An Employee who is employed by an employer that is a subsidiary of the Company, will be considered to have terminated Employee status in the event that his or her employer ceases to be a subsidiary of the Company.

(b) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director the right to continue as a director of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation, or their respective shareholders, to terminate the directorship of any such director in accordance with such corporation’s applicable charter and bylaw provisions consistent with the governing corporate law.

(c) Corporate action constituting an offer of stock for sale to any person under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the such person, regardless of when the option is actually delivered to such person or acknowledged or agreed to by him.

(d) The terms “parent corporation” and “subsidiary corporation” as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term when contained in Section 422(b) of the Code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

(e) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

(f) The use of the masculine pronoun shall include the feminine gender whenever appropriate.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of the 7th day of August, 2003.

MANNATECH, INCORPORATED

By: /s/ Sam Caster

Name:	Sam Caster

Title:	Chief Executive Officer

EXHIBIT A

MANNATECH, INCORPORATED

INCENTIVE STOCK OPTION AGREEMENT

Mannatech, Incorporated, a Texas corporation (the “Company”) has granted to (1) (the “Optionee”), an option to purchase a total of (2) shares of Common Stock (the “Option”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Mannatech, Incorporated 1997 Restated and Amended Incentive Stock Option Plan, as such may be amended from time to time (the “Plan”) adopted by the Company which is incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

1. Nature of the Option. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2. Exercise Price. The exercise price is $ (3) for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the Date of Grant (the “Exercise Price”).

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

(a) Right to Exercise.

(1) The Option granted hereunder shall not be exercisable in any part until the first anniversary of the Date of Grant (as hereinafter set forth). The Option shall be exercisable as to (4) ( ) of the total shares covered by such Option as of the first anniversary of the Date of Grant. The right to exercise with respect to an additional (4) ( ) of the total shares subject to the Option shall accrue on each of the (5) , (5) , (5) and (5) anniversaries of the Date of Grant and shall be cumulative. Notwithstanding the foregoing, in the event of (A) a proposed sale of substantially all of the Common Stock of the Company, (B) a proposed sale of substantially all of the assets of the Company, (C) a proposed merger in which the Company is not to be the surviving corporation (other than with a subsidiary of the Company) or (D) any other proposed extraordinary corporate transaction which, in the judgment of the Board, might deprive the Optionee of the full value of the Option granted hereunder, the Company shall forward written notification of such transaction to the Optionee, and the Optionee shall have thirty (30) days in which to exercise all or any portion of the Option herein granted, including any portion of the Option which has not yet vested as of such date (to the extent such Option has not been previously exercised), pursuant to the procedure set forth below. Upon the conclusion of such thirty-day period, unless otherwise determined by the Board, all rights of the Optionee hereunder shall terminate. Any exercise of the Option by the Optionee shall be effective immediately prior to the occurrence of the transaction giving rise to the right to exercise the Option and, to the extent such transaction does not occur, the exercise shall be deemed rescinded and the Optionee shall again only be entitled to exercise the Option according to the vesting schedule set forth above.

(2) This Option may not be exercised for a fraction of a share.

(3) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

(b) Method of Exercise. This Option shall be exercisable by written notice to the Company which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by mail to the Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed and the payment of withholding tax, if any, has been made in compliance with the terms of the Plan. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date determined pursuant to the provisions of the Plan.

4. Optionee’s Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company a Letter Agreement in the form attached hereto as Exhibit A and such Optionee’s spouse shall execute the consent at the end of such Letter Agreement.

5. Method of Payment. Payment of the exercise price shall be by:

(a) cash;

(b) certified or official bank check; or

(c) surrender of other Shares of Common Stock of the Company of a value equal to the exercise price of the Shares as to which the Option is being exercised.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7. Termination of Status as an Employee. If Optionee ceases to serve as an Employee, Optionee may, but only within (6) days after the date Optionee ceases to be an employee of the Company, exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8. Disability of Optionee. Notwithstanding the provisions of Section? above, if Optionee is unable to continue his or her employment with the Company as a result of his or her total and permanent disability (as defined in Section 22(e) (3) of the Code), Optionee may, within (7) months from the date of termination of employment, exercise his or her Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

9. Death of Optionee. In the event of the death of Optionee:

(a) During the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the Date of Grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee six (6) months after the date of death; or

(b) within (8) days after the termination of Optionee’s Continuous Status as an employee, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11. Term of Option. This Option may not be exercised more than ten (10) years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)	If to the Company:

600 S. Royal Lane

Suite 200

Coppell, TX 75019

Attn: Chief Financial Officer

(b)	if to the Optionee:

At the Optionee’s last known address as listed with the Company

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

14. Complete Agreement. This Agreement and the Plan embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

16. CHOICE OF LAW. THE CORPORATE LAW OF THE STATE OF TEXAS WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SHAREHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

DATE OF GRANT: (9)

MANNATECH, INCORPORATED, a Texas corporation

By:

Name:

Title:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions set forth in the Plan and in this Incentive Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

KEY FOR NUMBERED

BLANKS IN INCENTIVE STOCK OPTION AGREEMENT

OF MANNATECH, INCORPORATED

1.	Name of person to whom Option is granted.

2.	Number of shares of Common Stock for which Option is granted.

3.	Per share exercise price for the shares to be issued pursuant to exercise of an option, determined by the Board of Directors or an option plan committee in accordance with Section 8 of the Plan.

4.	Vesting period for option: Three years: one-third (1/3); Four years: one-fourth (1/4); Five years: one-fifth (1/5).

5.	Three year vesting: second and third Four year vesting: second, third and fourth Five year vesting: second, third, fourth and fifth

6.	30 days unless the Board designates a greater amount of time (not to exceed 3 months) at the time of grant of the Option (Section 9(b) of the Plan).

7.	Six months unless the Board designates a greater amount of time (not to exceed 12 months) at the time of grant of the Option (Section 9(c) of the Plan).

8.	30 days unless the Board designates a greater amount of time (not to exceed 3 months) at the time of grant of the Option (Section 9(d)(ii) of the Plan).

9.	Date on which the Board authorized the grant of the Option.